UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS CERTIFICATE IS ONE OF THE GLOBAL DEBENTURES REFERRED TO IN THE INDENTURE DESCRIBED HEREIN. FOR PURPOSES OF THE OFFERING TO WHICH THIS CERTIFICATE IS RELATED, THE GLOBAL DEBENTURE AND THE DEBENTURES REPRESENTED BY SUCH GLOBAL DEBENTURE WILL BE REFERRED TO AS THE "GLOBAL NOTE" AND THE "NOTES", RESPECTIVELY. UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY THE DEPOSITORY TRUST COMPANY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                     ALLIEDSIGNAL INC.
              6.20% Note Due February 1, 2008

REGISTERED No. 01                               $200,000,000
REGISTERED CUSIP:019512 AK 8


          ALLIEDSIGNAL INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on February 1, 2008, and to pay interest on said principal sum semiannually on February 1 and August 1 of each year, commencing August 1, 1998 (each such date on which the Company is required to pay interest being referred to herein as an "Interest Payment Date"), at the rate of 6.20% per annum from the date hereof, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the Stated Maturity of the principal of this Note, or any Interest Payment Date, falls on a date that is not a Business Day, the principal or interest, as the case may be, payable on such date will be payable on the next succeeding Business Day with the same force and effect as if paid on such date. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the January 15 or July 15 (each being referred to herein as a "Regular Record Date"), as the case may be, next preceding such Interest Payment Date. As used herein, "Business Day" means any day, other than Saturday or Sunday, on which banks are not required or authorized by law to close in New York City.

          Payments of interest (other than interest payable at Maturity) on this Note will be made (except as specified below) by wire-transfer in same-day funds to the Registered Holder at such Holder's address appearing on the Note Register on the relevant Regular Record Date. In the event the Notes are issued in certificated form, such payments may be made, at the option of the Company, by mailing a check to such Registered Holder. Principal and interest payable at Maturity will be paid upon surrender of this Note at the office of the Paying Agent located at 450 West 33rd Street, New York, New York or at such other paying agency as the Company may designate.

          Initially, The Chase Manhattan Bank will be the Paying Agent and the Note Registrar for this Note. The Company reserves the rights at any time to remove any Paying Agent or Note Registrar without notice, to appoint additional or other Paying Agents and other Note Registrars without notice and to approve any change in the office through which any Paying Agent or Note Registrar acts; provided, however, that there will at all times be a Paying Agent in New York City.

          This Note is one of the duly authorized series of debt securities of the Company (hereinafter called the "Securities"), issued and to be issued under an Indenture dated as of October 1, 1985, as supplemented and amended by the First Supplemental Indenture thereto dated as of February 1, 1991, and by the Second Supplemental Indenture thereto dated as of November 1, 1997, between the Company and The Chase Manhattan Bank (a New York Banking Corporation), as Trustee (as so supplemented and amended, the "Indenture"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations and duties of the Company, the Trustee and the Paying Agent for this Note, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of the series of Securities designated as 6.20% Notes Due February 1, 2008 (herein called the "Notes"), limited in aggregate principal amount to $200,000,000. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned thereto in the Indenture.

          This Note will not be subject to any sinking fund.

          This Note will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Note or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (determined on the third Business Day preceding such redemption date), plus, in each case, accrued and unpaid interest thereon to the redemption date.

          "Adjusted Treasury Rate" means (i) the arithmetic mean of the yields under the heading "Week Ending" published in the Statistical Release most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the redemption date, of the principal being redeemed plus (ii) 0.10%. If no maturity set forth under such heading exactly corresponds to the maturity of such principal, yields for the two published maturities most closely corresponding to the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month.

          "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the terms of the Note, then such other reasonably comparable index which shall be designated by the Company.

          Notice of any redemption will be mailed at least
30 days but not more than 60 days before the redemption date to the holder of the Note to be redeemed.

          Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Note or portions thereof called for redemption.

          If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected thereby (voting as a class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series to be affected at the time Outstanding, on behalf of the Holders of all Securities of each such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          Except as provided below in the case of a defeasance, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.
          Under the terms of the Indenture, the Company may satisfy and discharge its obligations with respect to the Notes by depositing in trust for the Holders of the Outstanding Notes an amount in cash or the equivalent in securities of the government which issued the currency in which the Notes are denominated or government agencies backed by the full faith and credit of such government sufficient to pay and discharge the entire indebtedness on the Notes for principal of and premium, if any, and interest then due or to become due to the Stated Maturity of the principal of the Notes (a "defeasance"). In such event, the Company will be released and discharged from its obligations to pay interest on the Notes and to pay the principal thereof at its Maturity.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in New York City duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes in registered form, of authorized denominations and for the same aggregate principal amount, will be issued in the name or names of the designated transferee or transferees and delivered at the office of the Note Registrar in New York City, or mailed, at the request, risk and expense of such transferee or transferees, to the address or addresses shown in the Note Register for such transferee or transferees.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Note Registrar and any agent of the Company, the Trustee or the Note Registrar may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Note Registrar nor any such agent shall be affected by notice to the contrary.

          This Note is issuable only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations set forth therein or in this Note, this Note is exchangeable for a like aggregate principal amount of Notes of this series in authorized denominations, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          This Note is a Global Note as referred to in the Indenture and is not exchangeable for one or more certificated Notes; provided, however, that if at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or any other applicable statute or regulation, the Company shall appoint a successor Depository. If a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Corporation Order for the authentication and delivery of individual Notes of this series in exchange for this Global Note, will authenticate and deliver, individual Notes of this series in an aggregate principal amount equal to the principal amount of this Global Note in exchange for this Global Note.

          In addition, the Company may at any time and in its sole discretion determine that the Notes represented by this Global Note shall no longer be represented by this Global Note. In such event the Company will execute, and the Trustee or its agent, upon receipt of a Corporation Order for the authentication and delivery of individual Notes of this series in exchange for this Global Note, will authenticate and deliver, individual Notes of this series in an aggregate principal amount equal to the principal amount of this Global Note in exchange for this Global Note.

          This Note and all the obligations of the Company hereunder are direct, unsecured obligations of the Company and rank pari passu with all other Securities and other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

          This Note shall be construed in accordance with and governed by the laws of the State of New York.

          Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.


          IN WITNESS WHEREOF, ALLIEDSIGNAL INC. has caused this Note to be manually executed under its corporate seal.

Dated:  February 3, 1998

[Seal]                        ALLIEDSIGNAL INC.

                              By:
                                 ___________________________
                                 Name:
                                 Title:

ATTEST:

By:
   ______________________
   Name:
   Title:

               CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the Indenture described herein.

Dated:  February 3, 1998

                              THE CHASE MANHATTAN BANK,
                              (NEW YORK BANKING
                              CORPORATION), as Trustee

                              By:
                                 ___________________________
                                 Name:
                                 Title:

                       ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM--as tenants in common

UNIF GIFT MIN ACT--________________Custodian_______________

             Under Uniform Gifts to Minors Act




TEN ENT--as tenants by the entireties

JT TEN--as joint tenants with right of survivorship and not as tenants in common

          Additional abbreviations may also be used though not in the above list.


          FOR THE VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or other
Identifying Number of Assignee:


            __________________________________

____________________________________________________________

         PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
              INCLUDING ZIP CODE OF ASSIGNEE:

____________________________________________________________

____________________________________________________________

____________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  _________________     ______________________________
                              NOTICE:  The signature to this
                              assignment must correspond
                              with the name as written upon
                              the face of the within instru
                              ment in every particular,
                              without alteration or enlarge
                              ment, or any change whatever.